Exhibit (8)(kk)(ii)

                                  AMENDMENT TO
                            PARTICIPATION AGREEMENT

      THIS AMENDMENT, dated as of the _____ day of ________, 2011, by and among Jefferson National Life Insurance Company ("Company"), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time, DFA Investment Dimensions Group Inc. ("Fund"), the Fund's investment adviser, Dimensional Fund Advisors LP ("Adviser") and DFA Securities LLC ("DFAS"), (individually a "Party", collectively the "Parties"), amends that certain Participation Agreement dated August 27, 2010 (the "Agreement");

                                  WITNESSETH:

      WHEREAS, Company, Fund, Adviser and DFAS desire to amend Section 1.1(b) of the Agreement.

      NOW THEREFORE, in consideration of the above premises, Company, Fund, Adviser and DFAS hereby amend the agreement as follows:

      1. Amendment of Agreement. The Agreement is hereby amended by adding the following sentence to the end of the second paragraph of Section 1.1(b):

            "Notwithstanding the foregoing, on a limited basis, Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already transmitted or for contingency purposes."

      2. Effectiveness. The actions set forth in this Amendment shall be effective as of the date of this Agreement.

      3. Full Force and Effect. Except set forth herein, all provisions of the Agreement shall remain in full force and effect.

      4. Further Assurances. Each of the parties hereto hereby agrees that, at any time and from time to time, upon the request of any other party, it shall promptly execute and deliver any and all further instruments and documents and take such further action as such other party may reasonably request to effectuate the purposes of this Amendment.

      5. Counterparts. This Amendment may be executed and delivered by each party hereto via facsimile and in separate counterparts, each of which when so delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

      6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions thereof governing choice of law.

                            (signature page follows)

      IN WITNESS WHEREOF, Company, Fund, Adviser and DFAS have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

JEFFERSON NATIONAL LIFE                    DFA INVESTMENT DIMENSIONS
INSURANCE COMPANY                          GROUP INC.
                                           on behalf of its portfolios listed
                                           on Schedule 1.1

By: _________________________________      By: _________________________________

Name: _______________________________      Name: _______________________________

Title: ______________________________      Title: ______________________________

Date: _______________________________      Date: _______________________________

                                           DIMENSIONAL FUND ADVISORS LP

                                           By: Dimensional Holdings Inc.,
                                               general partner

                                           By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                           Date: _______________________________

                                           DFA SECURITIES LLC

                                           By: Dimensional Fund Advisors LP,
                                               its managing member

                                           By: Dimensional Holdings Inc.,
                                               its general partner

                                           By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                           Date: _______________________________